UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LIME ENERGY CO.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

1280 Landmeier Road

Elk Grove Village, Illinois 60007

April 18, 2011

Dear Fellow Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2011 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Thursday, June 2, 2011 at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007. The formal notice of the Annual Meeting appears on the following page.

The attached Notice of Annual Meeting and Proxy Statement contain detailed information about the matters that we expect to act upon at the Annual Meeting.

Please sign, date and specify your choices on the enclosed proxy card and promptly return it in the enclosed business reply envelope. This will help insure that your shares are represented at the Annual Meeting, whether or not you plan to attend the Annual Meeting. If you attend the meeting, you may revoke your proxy and personally cast your vote.

We look forward to seeing you at the Annual Meeting and urge you to return your proxy card as soon as possible.

Sincerely,

/s/ David R. Asplund
Lime Energy Co.
David R. Asplund
Chief Executive Officer

LIME ENERGY CO.

1280 Landmeier Road

Elk Grove Village, Illinois 60007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 2, 2011

To the Stockholders of

LIME ENERGY CO.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lime Energy Co. will be held at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007 at 9:00 a.m. local time, on Thursday, June 2, 2011, for the following purposes:

1.                                       To elect eight directors to our Board of Directors;

2.                                       To approve the 2011 Employee Stock Purchase Plan; and

3.                                       To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year 2011.

Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.  As of the date of this notice, our Board of Directors knows of no other proposals or matters to be presented.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.  This proxy statement is accompanied by a copy of the annual report to stockholders.  The Board of Directors has fixed the close of business on April 6, 2011 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

The Board of Directors encourages you to complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage prepaid envelope, regardless of whether you plan to attend the Annual Meeting.

By Order of the Board of Directors,

/s/ Richard Kiphart
Richard Kiphart
Chairman of the Board of Directors
Elk Grove Village, Illinois
April 18, 2011

PROXY STATEMENT

i

ii

LIME ENERGY CO.

1280 Landmeier Road

Elk Grove Village, Illinois 60007

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held Thursday, June 2, 2011

GENERAL INFORMATION

This proxy statement and the enclosed proxy card are being furnished to our stockholders in connection with the solicitation of proxies by the Board of Directors of Lime Energy Co., a Delaware corporation, for use at our Annual Meeting of Stockholders to be held at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007 at 9:00 a.m. local time, on Thursday, June 2, 2011, and any adjournments thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about April 18, 2011.

A copy of our 2010 Annual Report on Form 10-K for the year ended December 31, 2010 has been mailed to you. Our proxy statement for the Meeting and the 2010 Annual Report on Form 10-K can be viewed on our website at http://www.lime-energy.com/investors.

We use the terms “Lime Energy,” the “Company,” “we,” “our” and “us” in this proxy statement to refer to Lime Energy Co. and its consolidated subsidiaries, unless the context otherwise requires.

Solicitation

The cost of this proxy solicitation will be borne by Lime Energy. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. Those banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by us for their reasonable out-of-pocket expenses of solicitation. We do not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.  In addition to soliciting proxies by mail, we and our directors, officers and regular employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.

Record Date and Outstanding Shares

Our Board of Directors fixed the close of business on April 6, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the close of business on the record date, we had 23,804,776 shares of common stock with voting rights as to certain matters outstanding.  Each outstanding share of common stock on such date is entitled to one vote on each matter to be voted on at the Annual Meeting.

Required Vote

The affirmative vote of a majority of the shares of common stock voted in person or by proxy at the Annual Meeting is required to elect the nominees to the Board of Directors, to approve our 2011 Employee Stock Purchase Plan and to ratify the appointment of our independent auditors.  Stockholders do not have any rights to cumulate their votes in the election of directors.

Quorum; Abstentions and Broker Non-Votes

The required quorum for transaction of business at the Annual Meeting will be a majority of the total votes of the shares of common stock issued and outstanding as of the record date.  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will be taken into account in determining whether or not a quorum is present. Abstentions and broker non-votes, which occur when a broker has not received customer instructions and indicates that it does not have the discretionary authority to vote on a particular matter on the proxy card, will be included in determining the presence of a quorum at the Annual Meeting.  Neither abstentions nor broker non-votes will be counted, and therefore will have no effect on the outcome on any of the proposals.

Rules that govern how brokers vote your shares have recently changed. Unless you provide voting instructions to any broker holding shares on your behalf, your broker may no longer use discretionary authority to vote your shares on any of the matters to be considered at the annual meeting other than the ratification of our independent registered public accounting firm. Please vote your proxy so your vote can be counted.

Voting of Proxies; Revocability of Proxies

Our Board of Directors selected Jeffrey R. Mistarz and John O’Rourke, the persons named as proxies on the proxy card accompanying this proxy statement, to serve as proxies. Mr. Mistarz is our executive vice president, chief financial officer, treasurer and corporate secretary, and John O’Rourke is our chief operating officer. The shares of common stock represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, the proxy will be voted in accordance with the recommendations of the Board of Directors contained in this proxy statement.

All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

You can revoke a proxy you have given at any time before the shares it represents are voted by giving our secretary either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, you may change or revoke a previously executed proxy by voting in person at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

Dissenter’s Right of Appraisal

There is no proposal or matter that will be acted upon in the meeting that would grant dissenting stockholders the right of appraisal.

Annual Report to Stockholders

We are simultaneously furnishing to you with this proxy statement our Annual Report to

Stockholders for the fiscal year ended December 31, 2010, which contains financial and other information pertaining to us.

Multiple Stockholders Sharing the Same Address

Owners of common stock who hold their shares in a brokerage account may receive a notice from their broker stating that only one proxy statement will be delivered to multiple security holders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate proxy statement, he or she may contact our Corporate Secretary at Lime Energy Co., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410 or by telephone at 847-437-1666.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, eight nominees to the Board of Directors will be elected to hold office for a one year term ending at our 2012 Annual Meeting of stockholders or until their respective successors are duly elected and qualified. All nominees listed below are currently members of our Board of Directors and have consented to being named in this proxy statement and to serve as directors, if elected. If, at the time of the Annual Meeting, any nominee becomes unavailable or declines to serve as a director for any reason, the persons named in the proxy will vote for the substitute nominee(s) as the Board of Directors recommends, or vote to allow the vacancy created by the nominee who is unable or declines to serve to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve if elected to office.

Nominees for Director

The following table presents the names of the director nominees as well as certain information about them. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Name	Age	Position Held with the Company	Served as Director Since

David R. Asplund	52	Chief Executive Officer and Director	2002
Gregory T. Barnum	55	Director (1)(2)	2006
Christopher W. Capps	27	Director (1)	2009
William R. Carey, Jr.	62	Director (2)(3)	2006
Joseph F. Desmond	46	Director (1)(3)	2007
Stephen Glick	63	Director	2009
Richard P. Kiphart	68	Chairman of the Board of Directors and Director (2)(3)	2006
Daniel W. Parke	54	Director; President and Chief Operating Officer; President of Parke Industries Incorporated	2005

(1)                                  Member of our Audit Committee.

(2)                                  Member of our Compensation Committee.

(3)                                  Member of our Governance and Nominating Committee.

Our Board has set the size of the Company’s board of directors at nine members.  With the resignation of David Valentine on December 31, 2010, there is currently one vacancy, which the Board is seeking to fill.  To date it has not identified a qualified candidate to fill this position, but it hopes to fill this vacancy within the near future.  Under our by-laws, the Board may appoint a director to fill a vacancy until the next annual meeting of stockholders.

Below, we provide the following information for each director and Board of Directors’ nominee:

•                  principal occupations for at least the past five years

•                  the names of any other public companies where the nominee or director currently serves as a director or has served during the past five years

•                  the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a director for the company

David R. Asplund has been our chief executive officer since January 2006.  Prior to becoming our chief executive officer, Mr. Asplund was president of Delano Group Securities, LLC, an investment banking firm in Chicago, Illinois, which he founded in 1999.  Prior to founding Delano, Mr. Asplund was a senior managing director and branch manager of the Chicago office of Bears Stearns & Co. Inc., having previously worked for other major investment banks including Morgan Stanley and Lehman Brothers.  Prior to entering the financial industry in 1983, Mr. Asplund worked for the Dana Corporation as an industrial engineer. Mr. Asplund has a degree in mechanical engineering from the University of Minnesota.  Mr. Asplund’s investment banking and engineering background and responsibility for executing the Company’s strategic plan qualify him for his position on the Lime Energy board.

Gregory T. Barnum is currently the vice president of finance and chief financial officer of Datalink Corporation, a provider of data center solutions and services.  Prior to joining Datalink in March 2006, Mr. Barnum was the vice president of finance, chief financial officer and corporate secretary of Computer Network Technology Corporation since July 1997.  From September 1992 to July 1997, Mr. Barnum served as senior vice president of finance and administration, chief financial officer and corporate secretary at Tricord Systems, Inc., a manufacturer of enterprise servers.  From May 1988 to September 1992, Mr. Barnum served as the executive vice president, finance, chief financial officer, treasurer and corporate secretary for Cray Computer Corporation, a development stage company engaged in the design of supercomputers.  Prior to that time, Mr. Barnum served in various accounting and financial management capacities for Cray Research, Inc., a manufacturer of supercomputers.  Mr. Barnum also serves on the board of Wireless Ronin Technologies, Inc.  Mr. Barnum is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.  Mr. Barnum’s 20+ years of accounting experience and experience as a chief financial officer of publicly traded companies qualify him to serve on our board of directors and act as a financial expert.

Christopher W. Capps served as President and Chief Executive Officer of Advanced Biotherapy, Inc. from August 2006 until we acquired Advanced Biotherapy, Inc., on March 3, 2010.  Since September 2005, Mr. Capps has also served as President and CEO of KVG Partners, a private equity firm.  Mr. Capps’s experience working with small and mid-sized companies and knowledge of current corporate finance techniques and market activities qualifies him to serve on our board.

William R. (“Max”) Carey, Jr. is the chairman of the CRD Companies: CRD, CRD Capital, and CRD Analytics, which he founded in 1981.  He is also a managing director of Entrepreneur Equity Corporation, an insurance broker that creates specialty products for middle market companies.  Mr. Carey also serves on the boards of Kforce, Inc., Crosswalk.com and J.B. Hanauer & Co., and is a founding board member of Crosswalk.com.  Mr. Carey’s skills as a leading sales and marketing consultant and experience working with some of the nation’s largest and most prestigious firms qualify him to serve on our board.

Joseph F. Desmond is the senior vice president, external affairs for NorthernStar Natural Gas, a developer of liquefied natural gas import terminals.  From May 2005 until November 2006, Mr. Desmond served as the chairman of the California Energy Commission.  From May 2006 to November 2006 Mr. Desmond also served as the Under Secretary for Energy Affairs in the California Resources Agency.  Prior to his public service for the State of California, Mr. Desmond served as president and chief executive officer of Infotility, Inc., an energy consulting and software development firm based in Boulder, Colorado.  From 1997 to 2000, Mr. Desmond was president and chief executive officer of Electronic Lighting, Inc., a manufacturer of controllable lighting systems, and from 1991 to 1997 he was with Parke Industries, where he served as vice president.  Mr. Desmond’s extensive energy background and leadership skills, both in private industry and state government, make him qualified to serve on our board.

Stephen Glick has been one of our directors since July 2009.  Mr. Glick was the President of Applied Energy Management, Inc., a company he founded in 1984, until we acquired the company in June 2008. Mr. Glick’s 20+ years of experience running an energy efficiency business serving some of the nation’s largest ESCOs makes him qualified to serve on our board.

Richard P. Kiphart has been one of our directors since January 2006, when he also became chairman of our Board of Directors.  Mr. Kiphart is head of the Private Client Advisors group and a principal of William Blair & Company for over 42 years.  In addition, Mr. Kiphart is currently chairman of Ranair Inc. In addition, he is the former chairman of Nature Vision and The Merit Music School, and is currently the president and chief executive officer of the Lyric Opera of Chicago, the chairman of the Erikson Institute and serves on the board of Children’s Memorial cHospital and Columbia College.  Mr. Kiphart’s leadership skills and extensive investment banking experience, as well as his experience serving on numerous boards makes him qualified to serve on our board.

Daniel W. Parke has been our president since June 2006 when we acquired Parke P.A.N.D.A. Corporation, which he owned and served as its president from its founding in 2001.  Mr. Parke also served as our chief operating officer from June 2006 until February 2010.  Mr. Parke was previously a founder of Parke Industries, Inc., an energy solutions provider which was acquired in February 1998 by Strategic Resource Solutions, an unregulated subsidiary of Carolina Power & Light.  Mr. Parke’s years of experience building and operating an energy efficiency business serving the needs of commercial and industrial companies and his responsibility for executing our strategic plan qualifies him to serve on our board.

The Board of Directors recommends that the stockholders vote

“FOR”

the election of all of the director nominees.

Leadership Structure and Role in Risk Oversight

The Company’s current board leadership structure separates the board chair and principal executive officer roles into two positions. Richard Kiphart is the Chairman of the Board and David Asplund is the Chief Executive Officer. The Company determines the leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company or other relevant factors. After considering these factors, the Company believes that separating the positions of Chairman of the Board and Chief Executive Officer is the appropriate board leadership structure at this time, allowing our Chief Executive Officer to focus on the business strategy and operations of the Company, while our Chairman provides leadership to the Board necessary for the Board to fulfill its responsibilities.  In the future it may determine that combining these positions may be the best structure for operating the Company, based on the factors at that time.

The Board of Directors is responsible for oversight of the Company’s risk management practices while management is responsible for the day-to-day risk management processes. In the Board’s opinion, this division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. The Board receives periodic reports from management regarding the most significant risks facing the Company.  In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding the Company’s risk and control environment.

Diversity

The Board does not have a formal policy with respect to Board nominee diversity.  In recommending proposed nominees to the full Board, the Nominating Committee is charged with building and maintaining a board that has an ideal mix of talent and experience to achieve our business objectives in the current environment.  In particular, the Nominating Committee is focused on relevant subject matter expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective and experience so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us.

Family Relationships

The only family relationship between any of our directors and officers is that Mr. Kiphart is the father-in-law of Mr. Capps.

Director Attendance

During the fiscal year ended December 31, 2010, the Board of Directors held five formal meetings. In addition, there were four meetings of the Audit Committee and one meeting of the Compensation Committee. During 2010, all members of the Board of Directors attended at least 75% of the total of all board meetings and applicable committee meetings.  We encourage our Board members to attend our Annual Meeting, but we do not have a formal policy requiring attendance.  All of our Board members, except Messrs. Barnum and Desmond, attended last year’s Annual Meeting.

Independent Directors

Of the eight directors currently serving on the Board, all of whom are director nominees at the next Annual Meeting, the Board has determined that each of Messrs. Barnum, Capps, Carey, Desmond, Glick and Kiphart are independent as defined in NASDAQ Rule 5605(a)(2).  Although Mr. Desmond provided services to us during 2010, the Board determined that the fees paid to him were insufficient to cause Mr. Desmond to lose his independence.  Messrs. Asplund and Parke are not considered independent because they also serve as our executive officers.

COMPENSATION OF DIRECTORS

Director Compensation Program

Effective April 1, 2000, we adopted a stock option plan for all non-employee directors that was separate and distinct from our 2008 Long-Term Incentive Plan.  The plan was amended on July 11, 2006 to provide that eligible directors receive an initial option grant upon being appointed to our Board of Directors to purchase 14,286 shares of our common stock, and a grant of options to purchase an additional 7,143 shares on the first day of January beginning on the second January following the date the director became an eligible director.  These options had an exercise price equal to the closing price of our common stock on the grant date and a term of ten years.  The initial options vested on first day of January following the initial grant date or six months following the initial grant date, whichever is later, if the individual is still a director on the vesting date.

We granted options to purchase 35,715 shares under the directors’ stock option plan during 2010, and options to purchase 207,038 shares were outstanding under this plan as of December 31, 2010.

The Directors Plan was replaced in June 2010 by the 2010 Non-Employee Directors’ Stock Plan.  The 2010 Directors’ Plan provides for the granting of stock to Non-Employee directors to compensate them for their services to the Company.  The use of the shares available under the 2010 Directors’ Plan is administered by the Company’s Board of Directors, which has delegated its powers to the Compensation Committee of the Board of Directors.  The Compensation Committee has determined under the 2010 Directors’ Plan to grant non-employee directors restricted shares of Company stock with the following market values on the date of grant:

For Board Service:

Each director upon initial election:	$40,000
Annual grant to each director:	$20,000

Annual Grants for Committee Service:

Audit Committee:
Chairman	$15,000
Members	$10,000

Compensation Committee:
Chairman	$10,000
Members	$5,000

Nominating Committee:
Chairman	$5,000
Members	$2,500

Half of the shares received pursuant to this plan vest immediately and the remaining shares vest on the one year anniversary of the initial grant.  Shares for board service are granted on the first business day of the year and shares for committee service are granted upon appointment to the committee following the annual meeting of stockholders.  Newly appointed directors receive their initial grant on their date of appointment.

Following approval of the 2010 Directors’ Plan in June 2010, directors that served on committees of the Board of Directors received 18,359 shares of stock on June 3, 2010, half of which vested immediately and half of which will vest on June 3, 2011, if the holder is still a member of the committee on the vesting date.

Directors who are also our employees receive no additional compensation for their services as directors.

Director Compensation Table

The following table provides compensation information for the year ended December 31, 2010 for each of our non-executive directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)(3)	All Other Compensation ($)		Total ($)

Gregory T. Barnum	—	20,000	15,338	—		35,338

William R. Carey, Jr.	—	5,000	15,338	—		20,338

Christopher Capps	—	—	—	—		—

Joseph F. Desmond	—	12,500	15,338	4,200	(6)	32,038

Stephen Glick	—	—	—	—		—

Richard P. Kiphart	—	7,500	15,338	—		22,838

David W. Valentine (5)	—	20,000	15,338	—		35,338

(1)                                  Represents the market value of shares granted on June 3, 2010, half of which vested immediately and half of which will vest on June 3, 2011.

(2)                                  Amounts represent the aggregate grant date fair value of the option awards made during 2010 calculated using a trinomial lattice option pricing model.  The value weighted-average significant assumptions used to determine the grant date fair value are as follows:

Significant Assumption (value weighted-average)	2010
Risk-free rate	0.07%
Dividend yield	—
Expected volatility	86.3%
Expected life (years)	5.3
Turn-over rate	5.45%
Exercise multiple	2.2

(3)           The following options were granted to directors during 2010:

	Options Awarded (4)	Grant Date	Exercise Price	Aggregate Options Outstanding as of 12/31/2010
Gregory T. Barnum	7,143	1/4/2010	$4.42	39,356
Christopher Capps	—	—	—	110,448
William R. Carey, Jr.	7,143	1/4/2010	$4.42	42,927
Joseph F. Desmond	7,143	1/4/2010	$4.42	28,572
Richard P. Kiphart	7,143	1/4/2010	$4.42	43,765
David W. Valentine	7,143	1/4/2010	$4.42	44,329

(4)                                  The options all vest equally on the grant date and the first anniversary of their issuance and expire on the earlier of the tenth anniversary of their issuance or three months following the date the holder is no longer one of our directors.

(5)                                  Mr. Valentine resigned from the Board of Directors effective December 31, 2010, at which time he forfeited 2,824 shares of restricted common stock and options to purchase 3,571 shares of common stock at $4.42 per share.

(6)                                  During 2010 we paid Mr. Desmond $4,200 to assist us with certain strategic planning activities.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, Compensation Committee and a Governance and Nominating Committee.

Audit Committee

The Audit Committee, which is composed entirely of non-employee, independent directors, held four meetings during 2010. Each of the members of the Audit Committee attended at least 75% of the meetings of the Committee held in 2010. The Audit Committee meets periodically and separately in executive sessions with management and the independent auditors to review the activities of each. The Audit Committee possesses and may exercise the powers of the Board of Directors relating to our accounting, auditing, and financial reporting matters, except when such powers are by statute or the Certificate of Incorporation or Bylaws reserved to the full Board or delegated to another committee of the Board. The Audit Committee reports regularly to the full Board on these matters. The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditors. Among other duties, the Audit Committee:

•                  recommends the independent auditors to the Board;

•                  pre-approves all audit and non-audit services provided to us by the independent auditors;

•                  monitors the independence of the independent auditors;

•                  reviews and approves:

•                  the scope and timing of work to be performed by the independent auditors

•                  compensation to be paid to the independent auditors

•                  financial accounting and reporting principles used by the Company

•                  results of the audit and the report of the independent auditors

•                  transactions involving the Company and our officers, directors, affiliates and significant stockholders

•                  discusses our annual audited financial statements and quarterly financial statements with management and the independent auditors;

•                  considers allegations made, if any, of possible financial fraud or other financial improprieties;

•                  prepares an Audit Committee report as required by the SEC to be in this proxy statement; and

•                  reviews and reassesses the adequacy of the Audit Committee charter at least annually.

The Audit Committee’s current members are directors Greg Barnum (Committee Chairman), Christopher Capps  and Joseph Desmond. Our Board of Directors has determined that Mr. Barnum qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K. The Board also believes that Messrs. Barnum, Desmond and Capps are “independent” as defined by NASDAQ Rule 5605(a)(2). The Board of Directors adopted an Audit Committee Charter effective April

19, 2000, which was amended effective January 31, 2001 to combine the Conflicts Committee with the Audit Committee.  A copy of the Audit Committee’s charter is available on our website (www.lime-energy.com) under the heading “Investor Relations” and subheading “Corporate Governance.”

Compensation Committee

The Compensation Committee, which is composed of three independent directors—Richard Kiphart (Committee Chairman), Greg Barnum and William Carey, Jr., was formed in 2001 upon the Board of Directors’ adoption of a Compensation Committee charter. The Compensation Committee held one meeting during 2010, each of which was attended by all members. A copy of the Compensation Committee’s charter is available on our website (www.lime-energy.com) under the heading “Investor Relations” and subheading “Corporate Governance.”  The Compensation Committee’s responsibilities are to:

•                  review and recommend to the Board of Directors the annual salary, bonus, stock options and other benefits of our senior executives;

•                  review executive compensation programs and the administration thereof;

•                  plan for executive development and succession;

•                  review expense accounts and fringe benefits of executive management;

•                  administer our stock option and stock incentive programs; and

•                  review and recommend to the Board of Directors the compensation of members of the Board of Directors.

Governance & Nominating Committee

The Governance and Nominating Committee, which is composed of three independent directors—William Carey, Jr. (Committee Chairman), Joseph Desmond and Richard Kiphart, was formed in 2004 upon the Board of Directors’ adoption of a Governance and Nominating Committee Charter.  A copy of the Governance and Nominating Committee’s charter is available on our website (www.lime-energy.com) under the heading “Investor Relations” and subheading “Corporate Governance.”  The Board believes that Messrs. Carey, Desmond and Kiphart are independent directors as defined by NASDAQ Rule 5605(a)(2). Prior to the establishment of the Governance and Nominating Committee, the recruitment and selection of candidates for Board of Directors was handled by the Compensation Committee.  The Governance and Nominating Committee did not meet during 2010.  The Governance and Nominating Committee’s responsibilities are to:

•                  develop and recommend to the Board of Directors policies and processes designed to provide for effective and efficient governance;

•                  plan Board education activities, including new member orientation;

•                  evaluate the size and composition of the Board of Directors, develop criteria for membership on the Board of Directors, and evaluate the independence of existing and prospective directors, and make recommendations to the Board concerning such matters;

•                  seek and evaluate qualified individuals to become directors;

•                  evaluate the nature, structure and composition of other committees of the Board of Directors and make recommendations to the Board concerning such matters; and

•                  assess the performance of the Board of Directors.

Selection of Board Nominees

Our Governance and Nominating Committee is responsible for identifying and evaluating Board candidates using one or more informal processes deemed appropriate for the circumstances. All of our directors and executive officers play a significant role in bringing potential candidates to the attention of the Committee. A determination of whether to pursue discussions with a particular individual will be made after discussion by the Committee and may be preceded by formal or informal discussions involving one or all of the other Board members. Information considered by the Committee may include information provided by the candidate, the chief executive officer and one or more Committee or Board members. The Committee seeks candidates whose qualifications, experience and independence complement those of existing Board members. Board candidates are expected to possess high personal and professional ethics, integrity and values, and relevant business experience and to be committed to representing the long-term interests of all stockholders. They are also expected to have an inquisitive and objective perspective, practical wisdom and good judgment.

Once appropriate candidates have been identified, the Committee will recommend nominations to our Board. Our Governance and Nominating Committee has not adopted a policy or procedure for the consideration of director candidates recommended by stockholders. Our Board does not recall an instance in which a stockholder (other than a stockholder serving as an officer or director) has recommended a director candidate; however, the Governance and Nominations Committee will consider all timely stockholder recommendations. For the 2012 Annual Meeting of Stockholders, nominations may be submitted to the Corporate Secretary, Lime Energy Co., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410, which will forward them to the Chairman of the Governance and Nominating Committee. Recommendations must be in writing, must specify the candidate’s qualifications for serving as a director and must be received by us not later than December 16, 2011, in order for nominees to be considered for election at our 2011 Annual Meeting of Stockholders.

Codes of Conduct and Business Ethics

We have adopted a code of ethics as part of our compliance program.  This code of ethics applies to our chief executive officer and our chief financial officer.  In addition, we have a Code of Conduct and Business Ethics that applies to all of our officers, directors and employees. These codes of ethics are available on our website (www.lime-energy.com) under the heading “Investor Relations” and subheading “Corporate Governance.” We intend to post amendments to or waivers from the Code of Ethics which are applicable to our directors, principal executive officer and principal financial officer at this location on our website.

EXECUTIVE OFFICERS

The table below identifies our executive officers who are not identified in the table under “Nominees for Director.”

Name	Age	Position Held with the Company

Jeffrey R. Mistarz	52	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
John O’Rourke	50	Chief Operating Officer

Jeffrey R. Mistarz has been our chief financial officer since January 2000, our treasurer since October 2000, an executive vice president since November 2002, our assistant secretary since February 2003 and our secretary since June 2006. From January 1994 until joining us, Mr. Mistarz served as chief financial officer for Nucon Corporation, a privately held manufacturer of material handling products and systems, where he was responsible for all areas of finance and accounting, managing capital and stockholder relations. Prior to joining Nucon, Mr. Mistarz was with First Chicago Corporation (now JPMorgan Chase & Co.) for 12 years where he held several positions in corporate lending, investment banking and credit strategy.

John O’Rourke has been our chief operating officer since February 2010.  Mr. O’Rourke was previously president and chief executive officer of our subsidiary, Applied Energy Management, which we acquired in June 2008.  Prior to joining AEM, Mr. O’Rourke was the president of Landmark Service Company, LLC from July 2003 until September 2004, when the company was acquired by AEM.  Prior to working at Landmark, he was vice president of engineering and operations at Duke Solutions, a Duke Energy subsidiary.  Mr. O’Rourke currently serves on the Board of the National Association of Energy Services Companies (NAESCO).

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following tables set forth information regarding the beneficial ownership of our securities as of March 15, 2011 by:

•                  each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our voting securities;

•                  each of our directors and named executive officers, and

•                  all of our directors and executive officers as a group (ten persons).

Each stockholder’s beneficial ownership is based on 23,804,776 shares of Lime common stock outstanding as of April 1, 2011.  Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them, and the address of each person listed in the following table is c/o Lime Energy Co., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410.

Beneficial Owners of Greater Than 5% of Our Common Stock:

Name	Common Shares Directly Held	Common Shares Issuable Upon Exercise of Warrants (1)	Common Shares Issuable Upon Exercise of Options (1)	Total	%
Richard P. Kiphart	9,444,131	416,422	43,765	9,904,318	40.637

Directors and Executive Officers:

Name	Common Shares Directly Held	Common Shares Issuable Upon Exercise of Warrants (1)	Common Shares Issuable Upon Exercise of Options (1)	Total	%
Directors and Executive Officers
David R. Asplund	318,431	7,123	816,555	1,142,109	4.637
Gregory T. Barnum	17,722	1,781	39,356	58,859	*
Christopher W. Capps	14,309	—	110,448	124,757	*
William R. Carey	6,362	—	42,927	49,289	*
Joseph F. Desmond	8,481	—	28,572	37,053	*
Stephen Glick	620,883	—	14,286	635,169	2.667
Richard P. Kiphart	9,444,131	416,422	43,765	9,904,318	40.817
Jeffrey R. Mistarz	44,592	712	230,761	276,065	1.149
John O’Rourke	190,624	—	44,010	234,634	*
Daniel R. Parke	790,631	7,123	317,911	1,115,665	4.624

All directors and executive officers as a group (10 persons)**	11,456,166	433,161	1,688,591	13,577,918	52.371

*                                         Denotes beneficial ownership of less than 1%.

(1)                      Represents warrants and options to purchase our common stock exercisable within 60 days of April 1, 2011.

Changes in Control

We are not aware of any arrangements, including any pledge by any person of our stock, the operation of which may at a subsequent date result in a change of control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 requires our directors and officers (as defined in Section 16) and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. Directors, officers and greater than 10% stockholders are required by Securities and Exchange Commission rules to furnish us with copies of all Section 16(a) reports filed.  Based solely on our review of the reports we have received and on written representations from our officers who are reporting persons, we believe that during 2010 all Section 16 filing requirements applicable to our directors, officers and 10% beneficial owners were complied with by these persons, except that Mr. Asplund filed three reports late, resulting in reporting three transactions late.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS

On July 11, 2008, we entered into an agreement with Mr. Kiphart, whereby Mr. Kiphart agreed to cause the issuance of certain letters of credit in an amount not to exceed $10 million, to support the issuance of surety bonds required under certain customer contracts.  The obligation to continue to provide support for new letters of credit expired when we completed the follow-on public offering of our common stock in September 2009.  We have agreed to pay Mr. Kiphart a fee equal to 3-5/8% per annum on the average outstanding balance on letters of credit.  In addition, we agreed to indemnify Mr. Kiphart for any claims under the letters of credit.  The final letter of credit supported by Mr. Kiphart was terminated on January 31, 2011 at which time his obligation to provide further support ceased.

One of our subsidiary companies, Parke Industries, Incorporated, leases space in a building in Glendora, California that is owned by a company controlled by Dan Parke, our president and one of our directors.  Total rent expense for this facility amounted to $159,000 and $130,000 for 2010 and 2009, respectively.  We believe that the rates charged by Mr. Parke are reasonable in that they are equivalent to rates charged to other unaffiliated third parties in the building.

During 2010, we paid Mr. Desmond $4,200 to assist us with certain strategic planning activities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We compensate our executives by using a balanced approach, which combines fixed and performance-based compensation, annual and long-term compensation, and cash and equity compensation. We determine this mix by reviewing the mix offered by other companies of our size and in our industry. We do not have a specific policy for the allocation of compensation between fixed and performance-based compensation, annual and long-term compensation, and cash and equity compensation.

We manage our business with the long-term goal of creating and maximizing shareholder value, and, accordingly, a significant percentage or our executive compensation is at risk and weighted towards company performance, long-term incentives and stock price appreciation. We think this is a key to our long-term success. The following table illustrates the allocation of the principal compensation components for our named executives for 2010. The percentages reflect the amounts of 2010 salary and targeted annual cash incentive compensation and the aggregate grant date fair values of stock options and shares of restricted stock granted in 2010. For 2010, 60.3% of these principal compensation components for our named executives in the aggregate were variable and 52.3% was tied to performance of our stock price.

Current Executive Officers

We currently have four executive officers:  David Asplund, our Chief Executive Officer, Daniel Parke, our President, John O’Rourke our Chief Operating Officer, and Jeffrey Mistarz our Chief Financial Officer.

Overview of Executive Compensation Program

Prior to 2009, we did not have a formalized program for determining executive compensation.  Three of the four current executive officers (Messrs. Asplund, O’Rourke and Parke) receive the majority of their compensation pursuant to written employment agreements that were negotiated in connection with their becoming our employees.  In each of these instances, the Board of Directors approved the employment agreement and the terms were negotiated at the time in light of specific circumstances.   Notwithstanding the absence of a formalized compensation program, our executive officers have generally received compensation consisting of three components:

•                  a cash component, consisting of salary meant to be competitive with salaries such individuals could obtain from other employers;

•                  eligibility for annual cash bonuses determined by the Compensation Committee based on our performance; and

•                  stock options intended to reward achievement of long-term goals and align the interests of our executive officers with those of our stockholders.

In certain cases, we have provided automobile allowances or Company paid leased vehicles to executives who are expected to use their cars for Company business.  Executive officers participate in group health and disability insurance on the same basis as other full-time employees and certain executives were offered individual life and disability insurance policies as part of their hiring agreements.

Except as noted above with respect to the current employment agreements with Messrs. Asplund, O’Rourke and Parke, the Compensation Committee of the Board of Directors makes all compensation decisions for our executive officers.  Generally, compensation decisions for executive officers other than our chief executive officer have been made by the Compensation Committee pursuant to recommendations made by the Chief Executive Officer.

In 2009 we retained the consulting firm of Towers Perrin (which has since changed its name to Towers Watson) to assist us in formalizing our executive compensation program and to help ensure that our compensation program is consistent with current market practices.   After consultation with Towers Perrin, on August 4, 2009, our Compensation Committee recommended to our board, and our board adopted, our 2009 Management Incentive Compensation Plan (the “2009 Plan”). Under the terms of the 2009 Plan, our executive officers are the initial group of participants eligible for cash awards and, in lieu of cash awards, equity-based awards (subject to the availability of shares of common stock and the other terms our 2008 Long-Term Incentive Plan) based upon specified criteria to be determined and approved of by our Compensation Committee, or as otherwise provided in the 2009 Plan.

Performance goals for 2009 Plan participants were set in various goal categories, including, but not necessarily limited to: (a) Company performance objectives, comprising revenue and earnings before interest, taxes, depreciation, amortization and stock-based compensation targets, and (b) individual performance objectives.  The relative weight among the performance goal categories vary based on the participant’s position within the Company.  The weighting will be reviewed annually and may be adjusted by our Compensation Committee.

Each participant is informed at the beginning of, or soon after the beginning of, each fiscal year, of his or her 2009 Plan base salary, which will be the basis for determining the award opportunity for that participant, and which amount will be allocated among the participant’s performance goal categories. In addition, the 2009 Plan provides that the Compensation Committee will set three performance levels, Threshold, Target and Maximum levels set as a percentage for each performance goal category.  Award objectives for 2010 were set based in part upon the 2010 budget which was approved by the Board prior to the end of 2009.

Objectives of Compensation Program

Compensation of our executive officers is intended to reward improved overall financial performance of the Company, and to reward performance achievements and increases in stockholder value over the long term.

•                  Annual salaries for executive officers have been established with the goal of attracting and retaining qualified individuals for the positions.  These salaries have been determined on a case-by-case basis.

•                  Short-term incentive compensation awards are intended to reward our Executives for the achievement of annual performance criteria and are flexible and change based on the needs of our business.  These awards are generally determined pursuant to our 2009 Plan, although the 2009 Plan does not prohibit discretionary bonuses in addition to those under the plan.  Short-term compensation has historically taken the form of cash bonuses and stock awards.

•                  Restricted stock grants and stock options awards are intended to reward achievement leading to increases in our profitability and stockholder value over the longer term.  The amounts awarded are determined as prescribed in the 2009 Plan.

To motivate executive officers to achieve the longer-term goal of increasing our profitability and stockholder value, and to reward them for achieving such long-term goals, stock awards and stock options have been included as part of the compensation structure for our executive officers.  These awards provide an increased opportunity for equity ownership by our executive officers, thereby further aligning their interest with those of our stockholders.  These grants are generally made in a manner consistent with the 2009 Plan, though the Compensation Committee has latitude to determine the amount of short-term incentive compensation to be paid in the form of cash versus stock grants.  All stock grants have been in the form of restricted stock, which vests ratably over a three-year period dependent on the executive’s continued employment by us.  A typical stock option grant has been structured to have a ten-year exercise period, to vest over a period of years, with vesting also depending upon the executive remaining employed by us, and to have an exercise price equal to the market price on the grant date.  In certain cases, options have been granted at an exercise price higher than the market price.  We have not granted options with an exercise price that is less than the market price on the grant date.  As further incentive to achieve certain long-term objectives, during 2010 we granted nine employees, including the four named executives, options that will only vest if certain specific financial and stock performance objectives are achieved within a five-year period.  These options are further described below.

We do not have a formula for allocating between cash and non-cash compensation.  The number of shares of restricted stock and stock options awarded to an executive officer has been decided on a case-by-case basis taking into consideration other components of compensation, not pursuant to any specific guidelines or program.  Most of the stock options we have awarded to executive officers to date have been pursuant to written employment agreements entered into when the executive joined us, or pursuant to extending such employment under a new written agreement.

A copy of the 2009 Management Incentive Compensation Plan was filed as an exhibit to our Current Report on Form 8-K dated August 4, 2009 filed on August 7, 2009.

On April 16, 2010, the Compensation Committee approved the grant of options (the “Cliff Options”) to purchase 720,000 shares of stock to a group of nine senior employees of the Company, including the four named executive officers.  These options were granted to provide additional incentive to these senior managers to achieve certain objectives within a set period of time which the Board believes will greatly benefit stockholders.  The significant terms of these options are as follows:

•                  Exercise price of $4.50 per share;

•                  The options will vest at any time prior to December 31, 2015 if:

•                  the closing market price for the our common stock has exceeds $20 per share on any trading day,

•                  we have publicly reported annual revenue for any fiscal year in excess of $242 million, and

•                  the our publicly reported adjusted EBITDA for any fiscal year in excess of $24 million;

•                  The options will immediately vest on a Change of Control in which more than 50% of the shares of the our common stock are acquired by any individual, entity or group for a price in excess of $15 per share, excluding, subject to certain exceptions, acquisitions by the Company, acquisitions from the Company and acquisitions by employee benefit plans; and

•                  The options will terminate 10 years from the grant date or three months following the termination of the holder’s employment with the Company unless such termination is involuntary and not for Due Cause.

Each of the named executive officers received Cliff Options to purchase 100,000 shares of our common stock under these terms.

A copy of the Form of these Cliff Options was filed as an exhibit to our Current Report on Form 8-K dated April 16, 2010 filed on April 22, 2010.

Clawback Provisions

The Company does not currently have a policy requiring a fixed course of action with respect to compensation adjustments following later restatements of financial results beyond what is required under the Sarbanes-Oxley Act. Under those circumstances, the Compensation Committee would evaluate whether compensation adjustments are appropriate based upon the facts and circumstances surrounding the restatement. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), companies are required to adopt a policy to recover certain compensation in the event of a material accounting restatement. We will adopt a policy as required by Dodd-Frank when final regulations have been provided by the Securities and Exchange Commission and NASDAQ.

Accounting and Tax Considerations

Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as SFAS No. 123(R)), requires a charge to compensation expense for the fair value of equity compensation awards.  Grants of options and restricted stock are accounted for under ASC 718. The Compensation Committee considers the accounting implications of significant compensation decisions, particularly in connection with decisions that relate to the Company’s long-term incentive awards.

2010 Summary Compensation Table

The following table sets forth the compensation earned, awarded or paid for services rendered to us for the year ended December 31, 2010 and the year ended December 31, 2009 by our principal executive officer (PEO), our principal financial officer (PFO), our president and our chief operating officer.  These persons are referred to, collectively, as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)		Total ($)

David R. Asplund	2010	300,000	49,500	105,000	340,502	48,498	(3)	843,500
Chief Executive Officer(PEO)	2009	285,000	40,500	—	—	38,777	(4)	364,277

Jeffrey R. Mistarz	2010	225,000	37,125	67,100	278,216	4,743	(5)	612,184
Executive Vice President & Chief Financial Officer (PFO)	2009	210,000	30,425	—	—	5,673	(5)	246,098

John O’Rourke	2010	250,000	91,250	83,100	304,442	7,239	(6)	736,031
Chief Operating Officer	2009	238,567	34,435	—	—	8,866	(7)	281,868

Daniel W. Parke	2010	275,000	49,500	105,000	340,502	10,189	(8)	780,191
President	2009	264,590	40,500	—	—	10,182	(9)	315,272

(1)                                  Represents the value of restricted shares based on the market price of the shares on the date of grant.

(2)                                  No options were granted during 2009.  Amounts for 2010 represent the aggregate grant date fair value of option awards granted during the period, calculated using a trinomial lattice option pricing model.  The value weighted-average significant assumptions used to determine the grant date fair value are as follows:

Significant Assumption (value weighted-average)	2010	2009
Risk-free rate	1.15%	—
Dividend yield	0%	—
Expected volatility	84.0%	—
Expected life (years)	3.9	—
Turn-over rate	10.0%	—
Exercise multiple	2.2	—

(3)                                  Includes $38,718 for the cost of life and long-term disability insurance, $6,600 of auto allowance and the $3,180 cost of membership to a business club provided to Mr. Asplund.

(4)                                  Includes $29,108 for the cost of life and long-term disability insurance, $6,600 of auto allowance and the $3,069 cost of membership to a business club provided to Mr. Asplund.

(5)                                  Represents the cost of life insurance and long-term disability insurance provided to Mr. Mistarz.

(6)                                  Includes $6,656 for the cost of a leased vehicle provided to Mr. O’Rourke and $583 cost of group life and disability insurance provided to Mr. O’Rourke.

(7)                                  Includes $7,942 for the cost of a leased vehicle provided to Mr. O’Rourke and $925 cost of group life and disability insurance provided to Mr. O’Rourke.

(8)                                  Includes $9,600 of auto allowance and $589 for the cost of group life and long-term disability insurance provided Mr. Parke.

(9)                                  Includes $9,600 of auto allowance and $582 for the cost of group life and long-term disability insurance provided Mr. Parke.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Messrs. Asplund, Mistarz, O’Rourke and Parke

We have employment agreements with each of our current named executive officers:  David R. Asplund, Jeffery Mistarz, John O’Rourke and Daniel Parke.  These agreements fix each of the officer’s minimum base compensation, and the current annual salary for each is as follows: Mr. Asplund—$300,000, Mr. Mistarz—$225,000, Mr. O’Rourke—$250,000 and Mr. Parke—$275,000.  Each of these employment agreements terminates on December 31, 2012 and provides for the automatic renewal of each contract for an additional two year period if the Company does not provide the Executive with a notice of non-renewal before July 1st of the year in which the contract is scheduled to expire.  In addition to their base salaries, Messrs. Asplund, Parke and O’Rourke are also entitled to monthly automobile allowances of $550, $800 and $600, respectively.

Under their employment agreements, each of the current named executive officers are entitled to certain benefits if their employment terminates for certain reasons.  If he should die during the term of his contract, most, if not all, of his unvested stock options would immediately vest.  In addition, all such stock options and any previously vested stock options would be exercisable for a period of one year following the date of death.

If any of the current named executive officers should become permanently disabled such that he could not perform his duties for 180 consecutive days or for 180 days in any period of 12 consecutive months, we would have the right to terminate his employment, then any stock options which were then already vested would be exercisable for a period of between 90 and 180 days following such termination.

If any of the current named executive officers should terminate his employment during the term of the contract for reasons other than death, disability or uncured default by us under the agreement, then any vested stock options as of the date of termination shall be exercisable for 90 days following the date of termination.

If we should terminate any of the current named executive officers prior to the scheduled expiration of his respective contract, for any reason other than death, disability or “Due Cause,” as defined in the employment agreement, or if any of the current named executive officers should choose to terminate his employment because we defaulted in our obligations under the agreement and failed to cure such default after notice, then all of his unvested stock options that are scheduled to vest within one year of the date of termination will immediately vest.  In addition, all such stock options and any previously vested stock options would be exercisable for a period of one year following the date of termination.  Additionally, we will pay the terminated current named executive officer, as severance compensation, (i) six months’ salary at his then current rate, in installments in accordance with our regular payroll, plus (ii) any bonus earned as of the termination date, in accordance with the terms of such bonus, plus (iii) any accrued unused vacation, which will be paid on the next regular payroll date.

“Due Cause” is defined as any of (i) a material breach by the respective current named executive officer of his agreement not cured within 15 calendar days following written notice thereof, (ii) commission of a felony, or theft or embezzlement of our property, (iii) actions which result in material injury to our businesses, properties or reputation, (iv) refusal to perform or substantial neglect of the duties assigned to the respective officer not remedied within 15 calendar days following written notice thereof, or (v) any material violation of any statutory or common law duty of loyalty to us.

In addition to the foregoing, upon occurrence of a change of control, the all the stock options granted to the current named executive officers shall immediately vest and become exercisable, except for an option to purchase 25,000 shares granted to Mr. O’Rourke as part of his initial hiring agreement and the Cliff Options will only vest if the change of control occurs at a stock price in excess of $15 per share.  In general, a “Change of Control” is deemed to have occurred when (i) we are merged or consolidated with another entity that is not then controlled by us and an unrelated entity acquires the ability to elect a majority of our Board of Directors or holds a majority of our common stock, or (ii) a majority of our assets are sold or otherwise transferred to another entity that is not then controlled by or affiliated with us.

Each of the employment agreements of Messrs. Asplund, Parke and Mistarz imposes non-competition, non-solicitation and confidentiality obligations, which are not separately compensated.  The non-competition obligation covers the employment period and extends for two years after termination.  Mr. O’Rourke’s employment agreement imposes non-competition, non-solicitation and confidentiality obligations, which are not separately compensated, covers the employment period and extends for six months after termination.

Potential Payments Upon Termination or Change In Control

The following table show potential payments to the current named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment assuming a December 31, 2010 termination date and, where applicable, using the closing price of our common stock of $4.04 per share on that date.

Name	Voluntary Termination (1)	Involuntary Termination - Not For Cause (2)	Involuntary Termination - For Cause (3)	Change in Control (4)	Death (5)	Disability (5)

David R. Asplund	$15,192	$165,192	$15,192	$0	$15,192	$15,192

Jeffrey R. Mistarz	$4,327	$116,827	$4,327	$0	$4,327	$4,327

John O’Rourke	$2,564	$127,564	$2,564	$0	$2,564	$2,564

Daniel W. Parke	$17,628	$155,128	$17,628	$0	$17,628	$17,628

(1)	None of the listed persons are entitled to more than accrued but unpaid salary and vacation upon a voluntary termination of their employment.

(2)

Under the terms of their employment contracts, Messrs. Asplund, Mistarz, O’Rourke and Parke are entitled to any accrued but unpaid salary and vacation as well as six months severance pay for an involuntary termination of their employment without cause.

(3)	None of the listed persons are entitled to more than accrued but unpaid salary and vacation upon an involuntary termination for cause.

(4)

None of the listed persons would be entitled to any payments upon a change of control unless they were involuntarily terminated without cause, but upon a change of control certain unvested options held by Messrs. Asplund, Mistarz, O’Rourke and Parke would immediately vest. As of December 31, 2010 the intrinsic value of executives’ options were as follows:

Value*
David Asplund	$32,997
Jeffrey Mistarz	24,445
John O’Rourke	—
Daniel Parke	40,527

* Calculated as the difference between the market value on December 31, 2010 of $4.04 per share and the option strike price

(5)

None of the listed persons are entitled to more than accrued but unpaid salary and vacation upon their death or permanent disability, but upon a upon such an event certain unvested options held by Messrs. Asplund, Mistarz and Parke would immediately vest.

Grants of Plan-Based Awards for 2010

The following table sets forth certain information with respect to options granted during or for the fiscal year ended December 31, 2010 to each named executive officer.  There are no estimated future payouts under non-equity or equity incentive plan awards.

Name	Grant Date	Committee Action Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Award ($/sh) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)

Dave R. Asplund	1/04/2010	12/22/2009	23,756	74,951	$4.42	$255,800
	4/16/2010	4/16/2010	—	100,000	$4.50	$189,704,

Jeffrey R. Mistarz	1/04/2010	12/22/2009	15,181	43,993	$4.42	$155,612
	4/16/2010	4/16/2010	—	100,000	$4.50	$189,704,

John O’Rourke	1/04/2010	12/22/2009	18,801	57,028	$4.42	$197,839
	4/16/2010	4/16/2010	—	100,000	$4.50	$189,704,

Daniel W. Parke	1/04/2010	12/22/2009	23,756	74,951	$4.42	$255,800
	4/16/2010	4/16/2010	—	100,000	$4.50	$189,704,

(1)	Represents restricted stock which vests 1/3 on each of December 31, 2010, 2011 and 2012.

(2)

The amounts represent 10 year option grants. In general 1/3 of each option grant vests one year after the grant date, 1/3 after two years, and 1/3 after three years. Any unexercised options expire after ten years. If a grantee dies any unvested options would terminate immediately, any vested options would be exercisable for a period of 12 months from the date of death. Upon a change of control in the Company, all options immediately vest and become exercisable. In most other instances of employment termination, including retirement and disability, all unvested option terminate upon termination of employment and vested options are exercisable for a period of three months following termination of employment.

(3)	The exercise price was not lower than the market price of our common stock on the grant date for any of the options listed.

(4)

The amounts shown represent the market value of stock awards on the date of grant or the full grant date value of each equity-based option award shown in the table for each Named Executive computed under FAS 123R.

Outstanding Equity Awards at Fiscal Year-End 2010

The following table includes certain information with respect to the value of all unexercised options previously awarded to the named executive officers at December 31, 2010:

.		Option Awards				Stock Awards
								Equity incentive plan awards:
						Number of	Market Value	Number of unearned shares, units	Market of payout value of unearned shares, units
		Number of Securities				Shares or	of Shares of	or other	or other
		Underlying		Option	Option	Units of Stock	Units That	rights that	rights that
		Unexercised Options		Exercise	Expiration	That Have No	Have Not	have not	have not
	Grant Date	Exercisable	Unexercisable (1)	Price	Date	Vested	Vested	vested	vested
Asplund, David	06/10/02	71	—	$3.66	06/10/12	—	—	—	—
	06/10/03	24	—	$3.66	06/10/13	—	—	—	—
	06/10/04	24	—	$3.66	06/10/14	—	—	—	—
	06/10/05	24	—	$3.66	06/10/15	—	—	—	—
	01/23/06	476	—	$3.66	01/22/16	—	—	—	—
	06/12/06	952	—	$3.66	01/22/16	—	—	—	—
	06/12/06	28,572	—	$6.72	01/22/16	—	—	—	—
	07/11/06	200,000	—	$4.65	07/11/16	—	—	—	—
	07/11/06	214,286	—	$7.14	07/11/16	—	—	—	—
	07/11/06	200,000	—	$10.33	07/11/16
	10/01/07	107,142	—	$11.13	10/01/17	—	—	—	—
	12/10/08	40,000	20,000	$3.50	12/10/18	—	—	—	—
	01/04/10	24,984	49,967	$4.42	12/31/19	15,837	63,981	—	—
	04/16/10	—	100,000	$4.50	04/16/20	—	—	—	—

Mistarz, Jeffrey	01/01/03	381	—	$3.66	12/31/12	—	—	—	—
	07/11/06	107,142	—	$7.14	07/11/16	—	—	—	—
	08/15/06	42,858	—	$7.00	08/15/16	—	—	—	—
	10/01/07	35,715	—	$11.13	10/01/17	—	—	—	—
	12/10/08	30,000	15,000	$3.50	12/10/18	—	—	—	—
	01/04/10	14,665	29,328	$4.42	12/31/19	10,120	40,885	—	—
	04/16/10	—	100,000	$4.50	04/16/20	—	—	—	—

O’Rourke, John	06/11/08	25,000	—	$7.93	06/11/18	—	—	—	—
	01/04/10	19,010	38,018	$4.42	12/31/19	12,534	50,637	—	—
	04/16/10	—	100,000	$4.50	04/16/20	—	—	—	—

Parke, Daniel	10/05/05	71	—	$3.66	10/05/15	—	—	—	—
	06/30/06	6,666	—	$7.70	06/30/16	—	—	—	—
	07/11/06	93,333	—	$7.14	07/11/16	—	—	—	—
	10/01/07	142,857	—	$11.13	10/01/17	—	—	—	—
	12/10/08	50,000	25,000	$3.50	12/10/18	—	—	—	—
	01/04/10	24,984	49,967	$4.42	12/31/19	15,837	63,981	—	—
	04/16/10	—	100,000	$4.50	04/16/20	—	—	—	—

(1)          The vesting dates for the unexercisable options are as follows:

	Option Exercise Price	Quantity	Vesting Date
Asplund, David	$3.50	20,000	12/11/11
	$4.42	24,984	12/31/11
	$4.42	24,983	12/31/12
	$4.50	100,000	04/16/15	(1)

Mistarz, Jeffrey	$3.50	15,000	12/11/11
	$4.42	14,664	12/31/11
	$4.42	14,664	12/31/12
	$4.50	100,000	04/16/15	(1)

O’Rourke, John	$4.42	19,009	12/31/11
	$4.42	19,009	12/31/12
	$4.50	100,000	04/16/15	(1)

Parke, Daniel	$3.50	25,000	12/11/11
	$4.42	24,984	12/31/11
	$4.42	24,983	12/31/12
	$4.50	100,000	04/16/15	(1)

(1)       These options will vest if prior to December 31, 2015 the following conditions have been met:

•                  the closing market price for the our common stock has exceeds $20 per share on any trading day,

•                  we have publicly reported annual revenue for any fiscal year in excess of $242 million, and

•                  the our publicly reported adjusted EBITDA for any fiscal year in excess of $24 million.

Additionally, these options will immediately vest on a Change of Control in which more than 50% of the shares of the our common stock are acquired by any individual, entity or group for a price in excess of $15 per share, excluding, subject to certain exceptions, acquisitions by the Company, acquisitions from the Company and acquisitions by employee benefit plans.

Stock Options and Incentive Compensation

On June 4, 2008, our stockholders approved the adoption of the 2008 Stock Incentive Plan (the “2008 Plan”), which replaced the 2001 Stock Incentive Plan, as amended.  The 2008 Plan provided that up to 280,000 shares of our common stock could be delivered under the Plan to certain of our employees and to consultants and directors who are not employees.  In addition, the 2008 Plan originally provided for an additional number of shares of our common stock to be reserved for issuance under the plan on January 1st of each succeeding year, beginning January 1, 2010, in an amount equal to 100,000 shares.  On November 26, 2008, our Compensation Committee approved amendments the 2008 Plan to i) increase the maximum number of shares of Common Stock authorized for issuance under the 2008 Plan by 350,000 shares, from 280,000 shares to 630,000 shares, and (ii) raise the automatic increases in the number of shares available for awards by 150,000 shares, from 100,000 to 250,000, each year beginning in 2010.  The holders of a majority of our outstanding capital stock approved the Plan Amendment pursuant to a consent dated November 26, 2008.  On March 25, 2010, the Compensation Committee approved a second amendment to the 2008 Plan to increase the shares available under the plan by an additional 1,720,000 shares, from 1,130,000 shares to 2,850,000 shares.  The second amendment was approved by our stockholders on June 3, 2010.

The awards to be granted under the Plan may be incentive stock options eligible for favored treatment under Section 422 of the Internal Revenue code of 1986, as amended from time to time, or non-qualified options that are not eligible for such treatment, or stock of the Company, which may be subject to contingencies or restrictions, as well as grants of stock appreciation rights or grants of shares of common stock.  Approximately 278 employees and officers of the Company and our subsidiaries are currently eligible to participate in the Plan.

As of December 31, 2010, there were 1,610,399 shares of common stock reserved under the Plan. We granted 80,552 shares of restricted stock and options to purchase 1,005,923 shares under the Plan during 2010, and options to purchase 1,524,847 shares were outstanding under the Plan as of December 31, 2010.  During 2010 we issued options to purchase 35,715 shares outside of the Plan to directors.  2010 grants to directors are described under “Directors Compensation.”

The following information reflects certain information about our equity compensation plans as of December 31, 2010:

	Equity Compensation Plan Information
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,529,847	$4.61	1,205,841

Equity compensation plans not approved by security holders (2)	1,849,198	$9.11	—

Total	3,379,045	$7.07	1,205,841

(1)          Includes warrant granted to a consultant to purchase 5,000 shares at $4.50 per share.

(2)          Prior to June 2010, we granted stock options to our non-employee directors pursuant to a Directors Stock Option Plan (See “Compensation of Directors”), which grants are included in this category.We grant stock options to our non-employee directors pursuant to a Directors Stock Option Plan (See “Compensation of Directors”), which grants are included in this category.

Option Exercises and Stock Vested During 2010

There were no shares of stock acquired upon exercise of options or shares of stock that became free of restrictions by any of our named executive officers during the year ended December 31, 2010.

Option Re-Pricing

We have not engaged in any option re-pricings or other modifications to any of our outstanding equity awards during fiscal year 2010.

PROPOSAL 2

APPROVAL OF

2011 EMPLOYEE STOCK PURCHASE PLAN

On April 7, 2011, our Board approved the Lime Energy Co. 2011 Employee Stock Purchase Plan, subject to stockholder approval.  The Employee Stock Purchase Plan allows employees to purchase our common stock at a discount using payroll deductions. Stockholder approval of the Employee Stock Purchase Plan would entitle employees in the United States to receive special tax treatment provided by the Internal Revenue Code of 1986, as amended (the “Code”).

The Employee Stock Purchase Plan provides for the issuance of up to 300,000 shares of common stock. A copy of the 2011 Employee Stock Purchase Plan is attached as Appendix A to this Proxy Statement. The description herein is a summary and not intended to be a complete description of the Employee Stock Purchase Plan. Please read the Employee Stock Purchase Plan for more detailed information.

Material Features of the ESPP

Stock Subject to the ESPP

The number of shares of Common Stock which may be purchased by employees under the ESPP is 300,000 shares.  Such shares of Common Stock may be newly issued shares or shares reacquired in private transactions or open market purchases.

Eligibility

All of our employees and employees of our affiliates who have been employed for at least six months and whose customary employment is at least 20 hours per week and at least five months per calendar year are eligible to participate in the ESPP, except for persons who are deemed under Section 423(b)(3) of the Code, to own 5% or more of our voting stock.  Our officers are eligible to participate in the ESPP, except that the Compensation Committee may provide in any offering period that certain highly compensated employees within the meaning of the Code are ineligible to participate.  As of March 31, 2011, approximately 278 persons would be eligible to participate in the ESPP.

Participation

The ESPP provides, for a series of six-month offering periods commencing on January 1 and July 1 of each year, with the first offering per period commencing on July 1, 2011.  The Compensation Committee may change the duration of the offering periods; provided, that such offering periods comply with the provisions of Section 423(b)(3) of the Code.  Employees may elect to become participants in the ESPP by enrolling during specified enrollment periods.  During each offering period, employees who enroll in the ESPP for the offering period are granted an option to purchase not more than 10,000 shares through the accumulation of payroll deductions of not more than 15% of each participant’s compensation (up to a maximum of $25,000 per calendar year, based on the fair market value of the shares determined as of the date the option to purchase such shares is granted).  The number of shares to be purchased will be determined by dividing the participant’s balance in the ESPP account on the last day of the offering period by the purchase price per share for the Common Stock.  The purchase price per share will be the lesser of 85% of the fair market value of the Common Stock on the last day of the offering period or 85% of the fair market value on the first day of the offering period.  If a fractional number of shares results, the number will be rounded down to the next whole number and the excess funds shall be carried forward to the next offering period.  Unless a participant withdraws from the ESPP, such participant’s option will be exercised automatically on the last day of the offering period.  No interest shall accrue on a participant’s contributions under the ESPP.

Withdrawal

An employee may withdraw all but not less than all the contributions credited to his or her account under the ESPP at any time at least 15 days prior to the last day of the offering period.  Upon termination of a participant’s continuous status as an employee prior to the last day of an offering period for any reason, including retirement or death, the contributions credited to such participant’s account will be returned to such participant or such participant’s beneficiary in the case of death.  In the event a participant fails to remain employed for at least 20 hours per week during an offering period, such participant will be deemed to have withdrawn and the contributions credited to such participant’s account shall be returned to such participant.  A participant’s withdrawal from any offering period will not by itself have any effect upon his or her eligibility to participate in a succeeding offering period.

Administration, Amendment; Termination

The Compensation Committee shall supervise and administer the ESPP.  It shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for administration of the ESPP and not inconsistent with the ESPP, to construe and interpret the ESPP and to make all other determinations necessary or advisable for the administration of the ESPP.  The Committee may at any time terminate or amend the ESPP, except that no such termination may affect options previously granted, nor may an amendment make any change in any option granted which adversely affects the rights of any participant.  In addition, to the extent necessary to comply with Section 423 of the Code or any other applicable law or regulation, we must obtain stockholder approval as required.

Term of ESPP

The ESPP became effective upon adoption by the Board and shall terminate three years thereafter, subject to stockholder approval within 12 months of adoption, unless earlier terminated as provided above.  No purchases of Common Stock pursuant to the ESPP shall occur prior to stockholder approval.

Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the Offering Periods, change the Exercise Price with respect to future Offering Periods, change the maximum level of payroll deductions that may be elected under the Plan, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholdings in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

Nontransferability

Neither contributions credited to a participant’s account nor any rights with respect to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way other than by will or the laws of descent and distribution.  A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the ESPP in the event of such participant’s death subsequent to the end of an offering period but prior to the delivery of such participant’s shares of Common Stock and cash.  A participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account in the event of such participant’s death prior to the end of the offering period.

Adjustments upon Changes in Stock

Changes in Capitalization.  Subject to any required action by our stockholders, the maximum number of shares available for purchase each Offering Period, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without our receipt of consideration; provided, however, that conversion of any of our convertible securities shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by us of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee.  The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation.  The Committee shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant’s Option has been changed to the New Exercise Date and that the participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in paragraph 8 of the ESPP.

Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or an Affiliate of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date’) and any Offering Period then in progress shall end on the New Exercise Date.  The New Exercise Date shall be before the date of the Company’s proposed sale or merger.  The Committee shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant’s Option has been changed to the New Exercise Date and that the participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in paragraph 8 of the ESPP.

Federal Income Tax Considerations

The following is a description of certain U.S. Federal income tax consequences of the issuance and exercise of options to purchase shares under the ESPP.  The options granted under the ESPP are intended to constitute qualified stock options in an “employee stock purchase plan” under Section 423 of the Code.  No taxable income is realized by a participant at the time options are granted to participants under the ESPP or at the time of purchase of shares pursuant to the ESPP.  Upon the death of a participant owning ESPP shares, or upon the disposition of shares two years or more after the date of the grant of the option to purchase such shares and at least one year after acquiring such shares (the “Required Holding Period”), the participant will recognize as ordinary compensation income an amount equal to the lesser of:

(i)                                     the excess of the fair market value of the shares on the date of disposition or death over the amount paid for such shares, or

(ii)                                  the excess of the fair market value of the shares at the time the option was granted over the option exercise price.

The participant will also recognize a long term capital gain or loss on such disposition of such shares equal to the difference between (x) the amount realized upon the sale of the shares and (y) the sum of the amount the participant paid for the shares plus the amount, if any, taxed to the participant as ordinary compensation income under clause (i) or (ii) above.

We will not be entitled to a deduction corresponding to the participant’s compensation income in the case of shares satisfying the Required Holding Period.

Upon disposition of the shares prior to the satisfaction of the Required Holding Period, the participant generally will then recognize compensation income, and we will have a corresponding deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares.  The amount recognized as compensation income will be added to the basis of the shares for purposes of computing the participant’s capital gain at time of disposition.

Required Vote

The affirmative vote of a majority of the votes cast is required to approve the Employee Stock Purchase Plan in this Proposal 2. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal.

The Board of Directors recommends that the stockholders vote

“FOR”

The approval of the 2011 Employee Stock Purchase Plan

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

BDO USA, LLP, an independent registered public accounting firm, has been our independent auditor for many years, and is considered by management to be well qualified. The Board of Directors, at the recommendation of the Audit Committee, has recommended the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2011, and our stockholders are asked to approve the appointment of BDO USA, LLP as our auditors for the year ending December 31, 2011.

You may cast your vote in favor of or against this proposal, or you may elect to abstain from voting your shares.

A representative of BDO USA, LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires. The representative also will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors recommends that the stockholders vote

“FOR”

The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2011.

AUDIT COMMITTEE DISCLOSURE

General

The Audit Committee of the Board is primarily responsible for the oversight of the quality and integrity of our accounting and reporting practices and controls, and our financial statements and reports; compliance with legal and regulatory requirements; the independent auditors’ qualifications and independence; and the performance of our internal audit function and independent auditors. A complete description of the Committee’s function may be found in its charter, which may be accessed under the Corporate Governance section of our website, accessible through our Investor Relations page at www.lime-energy.com.

Independent Auditors’ Fees

The Audit Committee, with the approval of the stockholders, engaged BDO USA, LLP to perform an annual audit of our financial statements for the fiscal year ended December 31, 2010.  The following table summarizes the total fees paid to BDO, our principal accountant, for the audit of our annual financial statements for the years ended December 31, 2010 and December 31, 2009, and fees billed for other professional services provided during these periods:

Type of Fee	2010	2009

Audit fees (1)	$266,534	$255,784
Audit-related fees (2)	—	84,500
Tax fees (3)	67,715	70,538
All other fees (4)	—	—

Total	$344,249	$410,822

(1)

Audit fees consist of fees for professional services rendered for the audit of our consolidated financial statements and review of our consolidated financial statements included in our quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, but not included in footnote (1) above. There were no audit-related fees for 2010.

(3)

Tax services fees consist of professional fees billed for products and services rendered by BDO for tax compliance, tax advice and tax planning. All of these fees were pre-approved by our Audit Committee.

(4)	All other fees consist of fees billed by BDO for services other than those listed in categories 1 thru 3 above. There were no other fees for 2010 or 2009.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Our Audit Committee charter requires the Audit Committee to pre-approve all audit and non-audit services provided by BDO.  Each proposed engagement not specifically identified by the Securities and Exchange Commission as impairing independence is evaluated for independence implications prior to entering into a contract with the independent auditor for such services.  Our Audit Committee considered whether the use of BDO’s services other than for the annual audit and quarterly reviews in any way impairs their independence and has concluded that it does not.  In both 2010 and 2009, these services were limited to tax fees related to tax compliance, advice and planning.  No services were performed by BDO prior to receiving approval from the Audit Committee.

We have been advised by BDO that substantially all of the work done in conjunction with its 2010 audit of our financial statements for the most recently completed year was performed by permanent, full-time employees and partners of BDO.  We have received confirmation and a letter from BDO required by Independence Standards Board No. 1, and discussed with BDO its independence.

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors, which is reassessed periodically for adequacy by the Audit Committee. The directors who serve on the Audit Committee have no financial or personal ties to us (other than director compensation and equity ownership as described in this proxy statement) and are all “independent” for purposes of the Securities and Exchange Commission’s regulations and the NASDAQ listing standards. The Board of Directors has determined that none of the Audit Committee members has a relationship with us that may interfere with the director’s independence from the Company and our management.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and their reporting process, including the systems of internal controls. In fulfilling their oversight responsibilities, the Committee has reviewed and discussed with the independent auditors matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of our financial reporting, as required by Statement on Auditing Standards No. 61, as amended as adopted by the PCAOB in Rule 3200T, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

Management is responsible for our internal controls and the financial reporting process. BDO, our independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited financial statements contained in the 2010 Annual Report on Form 10-K and the Company’s internal controls over financial reporting with the Company’s management and its independent registered certified public accounting firm. The Audit Committee received from BDO the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence, and has discussed with BDO the issue of its independence from the Company.

Based on the Audit Committee’s review of the audited financial statements and its discussions with management and BDO noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010. The Committee recommended to the Board of Directors the selection of BDO as the Company’s independent auditor for the fiscal year ending December 31, 2011, and that the Board submit this appointment to the Company’s stockholders for approval at the Annual Meeting.

MEMBERS OF THE AUDIT COMMITTEE
Gregory T. Barnum, Chair
Christopher W. Capps
Joseph F. Desmond

MISCELLANEOUS AND OTHER MATTERS

Stockholder Communications with the Board of Directors

Our Annual Meeting provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with directors on matters relevant to us.  In addition, stockholders may, at any time, communicate with any of our directors by sending a written communication to such director c/o our Corporate Secretary at Lime Energy Co., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410.

All communications by stockholders or other interested parties addressed to the Board will be sent directly to Board members. While our Corporate Secretary may review, sort, and summarize these communications, all direct communications will be presented to the non-management directors unless there is instruction from them to “filter” such communications (and in such event, any communication that has been filtered out will be made available to any non-management director who wishes to review it).

Proposals of Stockholders for Next Year’s Meeting

Stockholders may present proper proposals for inclusion in the proxy statement for our next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be included in the proxy statement for our next annual meeting, stockholder proposals must be received by us no later than December 19, 2011, and must otherwise comply with the requirements of the applicable SEC rules. Notice of intention to present proposals at next year’s annual meeting must be addressed to Corporate Secretary, Lime Energy Co., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410. Any Stockholder proposal to be considered at our 2011 Annual Meeting of Stockholders, but not included in the proxy materials, must be submitted to our Corporate Secretary by March 4, 2012, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal. The persons appointed as proxies may also exercise their discretionary voting authority with respect to stockholder proposals submitted prior to March 4, 2012, unless the proponent otherwise complies with the requirements of the Commission’s Rule 14a-4 or Rule 14a-8.

Stockholder List

For at least ten days prior to the meeting, a list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at our principal executive offices by contacting the Corporate Secretary. The list will also be available for examination at the Annual Meeting.

Other Business

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this proxy statement and our enclosed Notice of Annual Meeting of Stockholders. If, however, any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment.

Incorporation by Reference

The Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate such information by reference.

Financial Statements and Additional Information

We have enclosed a copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2010, which includes our Annual Report on Form 10-K for such period that we filed with the SEC. Upon the written request of any person who is a stockholder as of the record date, we will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee which shall not exceed our reasonable expenses in providing the exhibits. You should direct requests for these materials to Lime Energy Co., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410, Attention: Chief Financial Officer.

BY ORDER OF THE BOARD OF DIRECTORS,
Richard P. Kiphart
Chairman of the Board of Directors

Elk Grove Village, Illinois
April 18, 2011

YOU ARE REQUESTED TO COMPLETE,

DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

Appendix A

LIME ENERGY CO.

2011 EMPLOYEE STOCK PURCHASE PLAN

The following constitutes the provisions of the 2011 Employee Stock Purchase Plan of Lime Energy Co., as established effective June    , 2011.

1.                                       PURPOSE.

The purpose of the Plan is to provide employees of the Company and its Affiliates with an opportunity to purchase Common Stock of the Company. It is the intention of the Company that the Options granted under the Plan be considered options issued under an “Employee Stock Purchase Plan” as that term is defined under Section 423(b) of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.                                       DEFINITIONS.

(a)                                  “AFFILIATE” as used in the Plan means any parent corporation or subsidiary corporation of the Company (or of any successor corporation), as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)                                 “CODE” shall mean the Internal Revenue Code of 1986, as amended.

(c)                                  “COMMITTEE” shall mean the Compensation Committee of the Board of Directors of the Company or, if the Board of Directors of the Company so determines, either the Board of Directors of the Company or any other committee of the Board of Directors named by the Board of Directors to administer the Plan.

(d)                                 “COMMON STOCK” shall mean the Common Stock, $0.0001 par value, of the Company.

(e)                                  “COMPANY” shall mean Lime Energy Co., a Delaware corporation.

(f)                                    “COMPENSATION” shall mean all compensation that is taxable income for federal income tax purposes, including, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

(g)                                 “CONTINUOUS STATUS AS AN EMPLOYEE” shall mean the absence of any interruption or termination of service as an employee of the Company or any Affiliate. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or any Affiliate, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(h)                                 “CONTRIBUTIONS” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(i)                                     “ENROLLMENT FORM” shall mean the enrollment form described in paragraph 5(a).

(j)                                     “EXERCISE DATE” shall mean the last day of each Offering Period of the Plan.

(k)                                  “FIRST OFFERING DATE” shall mean the first business day of the initial Offering Period under the Plan.

(l)                                     “DATE” shall mean the first business day of an Offering Period under the Plan.

(m)                               “OFFERING PERIOD” shall mean any of the six-month periods commencing on July 1 and January 1 of each year (or such other periods as may be determined by the Board which shall comply with Section 423(b)(7) of the Code); provided that the initial offering period shall commence on July 1, 2011.

(n)                                 “OPTION” shall mean an option granted under paragraph 6 of the Plan.

(o)                                 “PLAN” shall mean this Lime Energy Co. 2011 Employee Stock Purchase Plan, as in effect from time to time.

3.                                       ELIGIBILITY.

(a)                                  Options may be granted only to employees of the Company or any Affiliate. An employee of the Company or any Affiliate shall be eligible to participate in the Plan upon commencement of employment with the Company; provided, that no employee of the Company or any Affiliate shall be eligible to be granted an Option under the Plan, unless, on the Offering Date of such Offering Period, such employee’s customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

(b)                                 No employee shall be eligible for the grant of an Option under the Plan if, immediately after any such grant, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 3(b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(c)                                  An eligible employee may be granted an Option under the Plan only to the extent that such Option, together with any other options granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such Options are granted) for each calendar year in which such Options are outstanding at any time. Any Option granted under the Plan shall be deemed to be modified, in reverse chronological order (newest first), to the extent necessary to satisfy this paragraph 3(c).

(d)                                 Officers of the Company shall be eligible to participate in the Plan; provided, however, that the Committee may provide in advance that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate for any one or more Offering Period(s).

4.                                       OFFERING PERIODS.

The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on July 1 and January 1 of each year (or such other periods as may be determined by the Committee which shall comply with Section 423(b)(7) of the Code); provided that the initial Offering Period shall commence on July 1, 2011.  The Committee shall have the power to change the commencement date and duration of any Offering Period with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period affected thereby.  The Plan shall continue until terminated in accordance with paragraph 17 or paragraph 21 hereof. In addition, employees shall not be entitled to enroll in the Plan or exercise any Options granted under the Plan during any period in which, and to the extent that, the Company has restricted the purchase or sale of its securities by its employees.

5.                                       PARTICIPATION; CONTRIBUTIONS.

(a)                                  An eligible employee may become a participant in the Plan by completing an enrollment form (“Enrollment Form”) provided by the Company (which may be a form maintained by the Company on an internet website) and submitting it to the Company in any manner designated by the Committee at least five (5) business days prior to the applicable Offering Date, unless a later time for submitting the Enrollment Form is set by the Committee for all eligible employees with respect to a given Offering Period.  The Enrollment Form shall set forth the percentage or dollar amount of the participant’s Compensation (but not more than 15%) to be paid as Contributions pursuant to the Plan.  Once an employee becomes a participant for an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of that current Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in that current Offering Period as set forth in paragraph 8 below.  Such participant is not required to submit any additional Enrollment Forms in order to continue participation in this Plan unless the participant wishes to change his or her Contribution level for that next Offering Period.

(b)                                 Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period to which the Enrollment Form is applicable, unless sooner terminated by the participant as provided in paragraph 8.  All payroll deductions made by a participant shall be credited to such participant in an account under the Plan.  A participant may not make additional, non-payroll-deduction payments into such account.

(c)                                  A participant may discontinue his or her participation in the Plan as provided in paragraph 8, or may increase or decrease the rate of his or her payroll deduction Contributions during the Offering Period, by completing and filing with the Committee a new Enrollment Form authorizing such change or discontinuance of payroll deductions.  The Committee may, in its discretion, limit the number of participant rate changes permitted during any Officering Period.  The change in rate shall be effective with the first full payroll period following five (5) business days after the Committee’s receipt of the new Enrollment Form.

(d)                                 Notwithstanding the foregoing, a participant’s payroll deductions may be temporarily suspended by the participant (by filing a new election to decrease his or her Contribution rate to 0%) at any time during any Offering Period, and a participant’s payroll deduction Contributions shall be suspended at such time (during any Offering Period which is scheduled to end during the current calendar year) as the aggregate of all payroll deductions accumulated for the participant with respect to such Offering Period and any other Offering Period ending within the same calendar year equals $25,000.  Suspended payroll deductions shall recommence (at the last rate provided in such participant’s Enrollment Form effective before the suspension) as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant’s withdrawal as provided in paragraph 8.

6.                                       GRANT OF OPTION.

(a)                                  On the Offering Date of each Offering Period, each eligible employee participating in such Offering Period shall be granted an Option to purchase on the Exercise Date of such Offering Period a number of shares of Common Stock determined by dividing such employee’s Contributions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by 85% of the lesser of (i) the fair market value of a share of the Common Stock on such Offering Date or (ii) the fair market value of a share of the Common Stock on the Exercise Date; provided however, that such purchase shall be subject to the limitations set forth in paragraphs 3(b), 3(c), 3(d) and 10 hereof. The fair market value of a share of the Common Stock shall be determined as provided in paragraph 6(b) below.  An Option will expire upon the earliest to occur of (i) the termination of a participant’s Continuous Status as an Employee as provided in paragraph 8 below or such Offering Period; or (ii) the beginning of a subsequent Offering Period in which such participant is participating; or (iii) the termination of the Offering Period.

(b)                                 The fair market value of the Common Stock on a given date shall, unless otherwise required by any applicable provision of the Code or the regulations issued thereunder, be determined by the Committee in its discretion; provided that (i) if the Common Stock is listed on a national securities exchange in the United States (such as the Nasdaq Capital Market), the fair market value per share shall be the closing sales price on such date as reported on the principal national securities exchange in the United States on which the Common Stock is traded; or (ii) if not listed on an exchange but publicly traded, the average of the closing bid and asked prices on the date of determination as in The Wall Street Journal; or (iii) if none of the foregoing is applicable, the fair market value per share shall be determined in good faith by the Committee in its discretion.

7.                                       EXERCISE OF OPTION.

(a)                                  Unless a participant withdraws from the Plan as provided in paragraph 8, such participant’s Option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date of the Offering Period and the maximum number of full shares of Common Stock subject to the Option will be purchased for such participant at the applicable purchase price with the accumulated Contributions in such participant’s account. If a fractional number of shares of Common Stock results, then such number shall be rounded down to the next whole number and the excess Contributions shall be carried forward to the next Exercise Date, unless such participant withdraws the Contributions pursuant to paragraph 8(a) or is no longer eligible to participate in the Plan, in which case such amount shall be distributed to the participant without interest.  During a participant’s lifetime, a participant’s Option to purchase shares hereunder is exercisable only by such participant.

(b)                                 Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable conditions of the Plan and all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law or, in the discretion of the Committee, such a representation is desired.

8.                                       WITHDRAWAL; TERMINATION OF EMPLOYMENT.

(a)                                  A participant may withdraw all (and not less than all) the Contributions then credited to his or her account under the Plan at any time at least 15 days prior to the Exercise Date of an Offering Period by written notice delivered to the Company either in physical or electronic form. All of the participant’s Contributions credited to such participant’s account will be paid to such participant promptly after receipt of such participant’s notice of withdrawal and such participant’s Option for the current Offering Period will be automatically terminated, and no further Contributions for the purchase of shares of Common Stock will be made by or on behalf of the participant for that Offering Period.

(b)                                 Upon termination of a participant’s Continuous Status as an Employee prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the Contributions credited to such participant’s account for such Offering Period will be returned to the participant or, in the case of his or her death, to the person or persons entitled thereto under paragraph 12, and his or her Option will be automatically terminated.

(c)                                  In the event an employee fails to remain in Continuous Status as an Employee of the Company for at least 20 hours per week during the Offering Period in which the employee is a participant, such participant will be deemed to have elected to withdraw from the Plan and the Contributions credited to such participant’s account will be returned to such participant and the Option terminated.

(d)                                 A participant’s withdrawal from an Offering Period will not by itself have any effect upon his or her eligibility to participate in any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company, but, unlike in the case of a suspension of Contributions, a participant’s withdrawal will not trigger automatic recommencement rights under paragraph 5(d) above for participation in the next Offering Period.

9.                                       INTEREST.

No interest shall accrue in favor of the participant any the Contributions made by or on behalf of such participant under the Plan.

10.                                 STOCK.

The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 300,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 16. Shares sold under the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases, but all shares sold under the Plan regardless of source shall be counted against the 300,000 share limitation.  Notwithstanding the foregoing, subject to adjustment as set forth in paragraph 16, the maximum number of shares that may be purchased by any employee of the Company in a given Offering Period shall be ten thousand (10,000) shares of Common Stock.  If the total number of shares of Common Stock which would otherwise be subject to Options granted pursuant to paragraph 6(a) hereof on the Offering Date of an Offering Period exceeds the number of shares of Common Stock then available under the Plan (after deduction of all shares of Common Stock for which Options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares of Common Stock remaining available for Option grants in as uniform a manner as shall be reasonably practicable and as it shall determine to be equitable. Any amounts remaining in an employee’s account not applied to the purchase of Common Stock pursuant to this paragraph 10 shall be refunded on or promptly after the Exercise Date. In such event, the Company shall give written notice of such reduction of the number of shares of Common Stock subject to the Option to each employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

11.                                 ADMINISTRATION.

The Committee shall supervise and administer the Plan and shall have full power to adopt, Committee amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

12.                                 DESIGNATION OF BENEFICIARY.

(a)                                  A participant may file a written designation of a beneficiary (or beneficiaries, with respective shares designated unless equal per capita allocation among them is intended) who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery of such participant’s shares of Common Stock and cash. In addition, a participant may file a written designation of a beneficiary (or beneficiaries) who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the Offering Period.  If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)                                 Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Committee shall direct delivery of such shares of Common Stock and/or cash to the executor or administrator of the estate of the participant or, if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may direct delivery of such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant or, if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

13.                                 TRANSFERABILITY.

Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way other than by will, the laws of descent and distribution or as provided in paragraph 12 hereof by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw Contributions in accordance with paragraph 8.

14.                                 USE OF FUNDS.

All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

15.                                 REPORTS.

Individual accounts will be maintained for each participant in the Plan.  Periodic statements of account will be given to participants, (typically as of the close of the Offering Period), including the per share purchase price, the number of shares purchased and the remaining account balance, if any.

16.                                 ADJUSTMENTS UPON CHANGES IN STOCK.

(a)                                  Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the maximum number of shares available for purchase each Offering Period, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”.  Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)                                 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee.  The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation.  The Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s Option has been changed to the New Exercise Date and that the participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in paragraph 8 hereof.

(c)                                  Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or an Affiliate of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date’) and any Offering Period then in progress shall end on the New Exercise Date.  The New Exercise Date shall be before the date of the Company’s proposed sale or merger.  The Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s Option has been changed to the New Exercise Date and that the participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in paragraph 8 hereof.

17.                                 AMENDMENT OR TERMINATION.

The Committee may at any time terminate or amend the Plan. Except as provided in paragraph 16, no such termination may affect Options previously granted, nor may any amendment make any change in any Option therefore granted which adversely affects the rights of any participant.  In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the Offering Periods, change the Exercise Price with respect to future Offering Periods, change the maximum level of payroll deductions that may be elected under the Plan, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholdings in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

18.                                 NOTICES.

All notices or other communications by a participant to the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

19.                                 RIGHT TO TERMINATE EMPLOYMENT.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or any Affiliate, or affect any right which the Company or any Affiliate may have to terminate the employment of such participant.

20.                                 RIGHTS AS A STOCKHOLDER.

Neither the granting of an Option nor a deduction from payroll shall constitute a participant the owner of shares covered by an Option. No participant shall have any right as a stockholder of Common Stock acquired with respect to an Offering Period unless and until the Option has been exercised, and the shares of Common Stock underlying the Option have been registered to the participant in the Company’s share register.

21.                                 TERM OF PLAN.

After this Plan is adopted by the Board, this Plan will become effective on the date that is the First Offering Date. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Committee pursuant to paragraph 17, (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan or (c) the third anniversary of the effective date of the Plan.

22.                                 APPLICABLE LAW.

This Plan shall be governed in accordance with the laws of Delaware.

LIME ENERGY CO.

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

The Board of Directors unanimously recommends that you vote FOR all nominees listed in Proposal 1 and FOR Proposal 2.

1.	Election of Directors: (Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, strike a line through the nominee’s name below)

David R. Asplund	Stephen Glick	☐ Vote FOR all nominees	☐ Vote WITHHELD from all
Gregory T. Barnum	Richard P. Kiphart	(except as marked)	nominees
Christopher W. Capps	Daniel W. Parke
William R. Carey, Jr.
Joseph F. Desmond

2.	To approve the 2011 Employee Stock Purchase Plan
	☐ For	☐ Against	☐ Abstain

3.	To appoint BDO USA, LLP as independent auditors for fiscal 2011
	☐ For	☐ Against	☐ Abstain

Date: , 2011

Signature	Signature (if held jointly)

Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

PLEASE COMPLETE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND

RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

LIME ENERGY CO.

1280 Landmeier Road

Elk Grove Village, Illinois 60007-2410

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby revokes all prior proxies and appoints Jeffrey R. Mistarz and John O’Rourke and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Lime Energy Co. to be held at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007 at 9:00 a.m. local time, on Thursday, June 2, 2011, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE COMPLETE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND

RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.